EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-101893 and Form S-3 No. 333-44696) of GulfMark Offshore, Inc. and in the related Prospectuses of our report dated March 9, 2006, with respect to the consolidated financial statements of GulfMark Offshore, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31,2005.
We hereby consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the GulfMark Offshore, Inc. 1993 and 1987 Stock Option Plans (No. 333-33719), the GulfMark Offshore, Inc. Employee Stock Purchase Plan (No. 333-84110) and the GulfMark Offshore, Inc. 1997 Incentive Equity Plan (No. 333-57294) of our report dated March 9, 2006, with respect to the consolidated financial statements of GulfMark Offshore, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2005.
/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP
Houston, Texas
March 10, 2006